Exhibit 99.1

Exactus Initiates Operations on Two 100-Acre SW Oregon Industrial Hemp Farms –
Receives Positive Results from an Independent Fairness Opinion Conducted for Exactus’ Acquisition of 50.1% of Exactus One World, LLC

DELRAY BEACH, FL / GLOBE NEWSWIRE / APRIL 29, 2019 / Exactus Inc. (OTCQB: EXDI) (the “Company”), an emerging company pursuing seed to consumer opportunities in the hemp-derived Cannabidiol (CBD) market, is pleased to announce that it has received an independent fairness opinion from Scalar, LLC (“Scalar”) in connection with the Company’s acquisition of two operating farms located in Southwest Oregon, as reported in the Company’s March 11 press release. Scalar is a nationwide business valuation firm engaged in valuation services for tax, financial reporting, transaction advisory, and litigation consulting, which is regularly engaged in providing transaction advisory valuation services in connection with mergers and acquisitions. The Company’s Board of Directors selected Scalar to render the fairness opinion on the basis of Scalar’s experience in similar transactions, its reputation in the professional services community and its familiarity with the Company and its business. The fairness opinion confirms and concludes that the transaction consideration to be incurred by the Company in connection with the acquisition is fair, from a financial point of view, to the Company.

In arriving at its opinion, Scalar performed a valuation analysis. Scalar employed traditional valuation methods including market, income, and cost valuation approaches, and relied on financial projections and forecasts prepared and provided by the Company. Through its majority-owned subsidiary Exactus One World, LLC (“One World”), the Company expects to produce over 500,000 pounds of agricultural biomass in the highly coveted Illinois and Rogue Valleys of Oregon. During March 2019 the Company secured genetics (seeds) from Oregon CBD and commenced planting in April 2019. The fairness opinion was based in part on the Company’s One World forecast for its first harvest expected in approximately five to six months.

Below is an excerpt from the Company’s 2019-2021 Forecast:

(000s)	2019	2020	2021
Total Revenue	32,557	65,113	95,288
Cost of Sales	3,540	7,081	10,362
Net Income	21,462	43,149	63,319

Business Update -

1.
Expansion: During March 2019 Exactus, Inc. acquired a majority interest in two industrial hemp farms, totaling approximately 200 leased acres, from highly regarded hemp farmers located in Southwest Oregon. Ceed2Med, LLC, a shareholder and supplier to the Company, developed the farms at the request of the Company so the Company can produce its own CBD biomass, isolate and distillate in 2019 and thereafter. The minority holders are experienced farmers who have successfully produced industrial hemp with Ceed2Med in Southwest Oregon. The Company has acquired proprietary genetics (seeds) from Oregon CBD, a recognized leader in hemp genetics. The seeds purchased have at least a two year history of successful production in Oregon. Planting activities have commenced, with the starting mix and seed planting in the Company’s greenhouses, which will yield seedlings in approximately 30 days. Irrigation and soil preparation are complete and seedling to soil transplanting is expected to commence in approximately 30 days.

2.
Production and Manufacturing: During April 2019, the Company delivered raw materials (isolate and distillate) and began oversight of product development at two locations.
3.
Wholesale and Retail: During April 2019, the Company initiated discussions with pharmacy and physician groups and commenced direct sales to several customers.
4.
E-Commerce: An e-commerce platform is in development and is planned to launch in second quarter.
5.
Branding: The Company has hired an internal senior director of marketing and has engaged an outside agency to develop its own Exactus branded product lines (tinctures, creams, gel caps, water) as well as to assist with white label/private label orders. The brand is expected to launch in May 2019 including initial lines and SKUs.
6.
New Product Development: The Company is investigating a broad based number of proprietary CBD derived products and technology applications for introduction into the marketplace over the next several quarters.

Philip Young, CEO of Exactus said, “At Exactus our focus is to carry our business forward with our farming efforts forming a broad platform. Our mission is to take responsibility all the way through the value chain to consumable products marketed directly by us and our partners. Our farm based business model allows us to control the quality of our products throughout the supply chain to the Exactus label and white label finished products. Industry data demonstrates that our profit yield should be many multiples over the value inherent in the recently completed valuation model, which merely assumes sale of harvested and dried biomass. Taking the farm product to the consumer is our plan”. Young concluded saying, “Circumstance may arise where we may be able to sell biomass (for example hemp “flower” can sell for up to $500/lb and is highly coveted as a consumer product in its own right as are “pre-rolls”), in addition to isolate or distillate. Neither will become our core business, as we plan to principally focus on developing avenues for sales directly to consumers, yielding far superior revenues than would be the case merely from selling biomass, isolate or distillate to others. The development of proprietary formulations for tinctures, gel caps and topical lotions are expected to put Exactus in a strong position to build significant customer loyalty by adhering to our core mission; to be recognized as the most trusted, transparent CBD company committed to quality and purity in every product”

Emiliano Aloi, President of Exactus commented, “Through a combination of carefully selecting the genetics from renowned Oregon CBD, partnering with experienced farm who have previously utilized these genetics in the region which is known to generate successful hemp crops with high CBD percentages, we believe we have created an excellent platform for successful harvests in 2019 and beyond. Although agriculture is an uncertain science, we are highly confident. We are currently in the process of building out two proprietary drying facilities in which we will not only have the resources capable of handling the capacity of our own harvest, we will be able to create an additional income stream by providing a service to a number of farmers that reside in the region. We continue to explore opportunities to acquire extraction and production assets to complete our plans to fully-integrate. Our fields have been completely prepped for planting, the planting crews and equipment are in place are ready to transfer our seedlings to ground in the next month. We are very excited and expect amazing harvests this year and in the future.”

For information about Exactus, their products and availability, please call 804-205-5036 or email, ir@exactusinc.com.

About Exactus:
Exactus Inc., is pursuing opportunities in hemp derived Cannabidiol, which is more commonly referred to as CBD. Industrial hemp is a type of cannabis plant containing less than 0.3% THC (tetrahydrocannabinol), which is the psychoactive component of the cannabis plant. Industrial hemp is cultivated for the plant’s seed, fiber, and extracts. After 40 years of prohibition, the Agricultural Improvement Act of 2018, known as the 2018 Farm Bill, legalized hemp on the federal level. Hemp production will be regulated by the United States Department of Agriculture (USDA) and the states. As a result, Hemp has generally been removed from the Controlled Substances Act (CSA) and the Drug Enforcement Administration (DEA). A potential risk of growing hemp in the United States is that the entire crop must be destroyed if it tests at a THC percentage greater than 0.3%.

For more information about Exactus: www.exactusinc.com.

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on March 29, 2019 and under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on January 14, 2019, and in other periodic and current reports we file with the SEC. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward Looking Statements
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company contact:

Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com